UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2023

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

114 W 7th Street, Suite 240
Austin,	Texas	78701	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 4, 2023, Peter Feld, a member of the Board of Directors (the “Board”) of Green Dot Corporation (the “Company”) and a member of the Compensation Committee and Risk Committee notified the Board that he was resigning from the Board, the Compensation Committee and the Risk Committee effective October 5, 2023. Mr. Feld’s resignation was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.
On October 6, 2023, the Company announced the appointment of Michelleta Razon to serve as a member of the Board and as a member of the Risk Committee of the Board, effective immediately.
In connection with her service as a director, Ms. Razon will receive the Company’s standard non-employee director cash and equity compensation. Ms. Razon will receive a pro rata portion of the $70,000 annual retainer for her service. Ms. Razon will also be eligible to receive an annual grant of restricted stock units under the Company’s 2010 Equity Incentive Plan with a grant date value equal to $125,000 at the next annual meeting of stockholders.
In connection with her appointment, Ms. Razon entered into the Company’s standard form of indemnification agreement for its directors, which requires the Company to, among other things, indemnify its directors against liabilities that may arise by reason of their status or service. The agreement also requires the Company to advance all expenses incurred by directors in investigating or defending any action, suit or proceeding. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.01 to the Company’s registration statement on Form S-1 (No. 333-165081) filed on June 29, 2010 and is incorporated by reference herein.
There are no arrangements or understandings pursuant to which Ms. Razon was appointed as a member of the Board and Ms. Razon does not have any transactions reportable under Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
A copy of the press release announcing the appointment of Ms. Razon as a member of the board is attached hereto as Exhibit 99.1. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release dated October 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Amy Pugh
Amy Pugh
General Counsel and Secretary

Date: October 6, 2023